EXHIBIT 99
PRESS RELEASE

EXHIBIT 99

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, DE 19890-0001
News Release
FOR IMMEDIATE RELEASE
WILMINGTON TRUST ANNOUNCES 2010 THIRD QUARTER RESULTS
Merger with M&T Bank creates premier financial institution
Wilmington, Del., November 1, 2010 — Wilmington Trust Corporation (NYSE: WL) reported a loss of $365.3 million for the 2010 third quarter. After dividends and accretion on preferred stock, the net loss available to common shareholders was $369.9 million, or $4.06 per share.
The primary causes of the loss were:
•	Continued deterioration in commercial credit quality, which resulted in a loan loss provision of $281.5 million.

•	Income tax expense of $100.7 million, as the company established a valuation allowance on deferred tax assets.
At September 30, 2010, the company remained well capitalized and had sufficient liquidity.
“Our third quarter loss was primarily the result of two factors. First, we continued to see credit deterioration in our loan portfolio, reflecting the extent of our exposure to real estate construction lending and its concentration in Delaware. Second, our continued losses required us to establish a significant tax valuation allowance. The result of both of these developments was a loss that clearly exceeded our expectations,” said Donald E. Foley, Wilmington Trust chairman and chief executive officer.
“We have strengthened our credit risk management practices, and our provisioning and reserve levels reflect the increased risk in our loan portfolio,” Mr. Foley added. “However, there is no significant economic or real estate recovery on the horizon in our markets. Therefore, we have little assurance that our loan portfolio will strengthen significantly in the near term, or that our capital position will not erode further. These risks increase the possibility of downgrades by the credit rating agencies or adverse regulatory actions which could compromise our businesses.

“We have two very strong fee-based businesses that continue to perform well, are established leaders in their markets and have solid growth prospects for the coming years. We believe it is important to do all we can to protect and nourish those businesses as well as address the issues in our banking franchise.
“For all these reasons, management and the Board of Directors have carefully studied the company’s strategic options, and we reviewed a wide range of alternatives. Ultimately, the Board determined that the best option for our shareholders, as well as our clients and the employees of Wilmington Trust, was a merger with M&T. We announced separately this morning that Wilmington Trust and M&T have signed a definitive merger agreement. This agreement is subject to certain conditions, including approval by shareholders and regulators.
“With a history of superior earnings and credit performance across economic cycles, M&T is one of the strongest financial institutions in the country and a strong and stable partner for Wilmington Trust. With highly complementary operations and geographic footprints as well as many value-enhancing opportunities across our businesses, Wilmington Trust and M&T are an excellent strategic fit,” Mr. Foley concluded. “We anticipate that our Wealth Advisory Services and Corporate Client Services businesses will continue to operate under the Wilmington Trust brand, with expanded access to M&T’s clients and markets. M&T will merge our top-ranked commercial bank in Delaware with its own banking footprint to create the premier depository franchise in the mid-Atlantic region. Wilmington Trust and M&T share a similar community-focused operating model, long-tenured staff members, and a culture committed to serving the areas where we live and work.”
Wilmington Trust and M&T Bank management will discuss Wilmington Trust’s 2010 third quarter results and the merger agreement in a conference call today at 10:00 a.m. (Eastern). Details on how to access the call and supporting materials appear at the end of the narrative section of this release.
2010 THIRD QUARTER SUMMARY
•
The effects of the protracted recessionary environment continued to pressure Delaware’s economy. Commercial loan repayment problems intensified, appraisals continued to reflect additional declines in collateral valuations and the financial condition of more borrowers weakened. As a result, the amount of nonaccruing loans increased, and the risk ratings of more loans were downgraded to substandard status.

•	Total nonperforming assets were $988.6 million, a 77% increase from the 2010 second (trailing) quarter. Total nonperforming assets reached 12.1% of total loans and other real estate owned (OREO).
•	Loans with substandard risk ratings totaled $1.99 billion, a 37% increase from the trailing quarter.
•	Due to the downgrades and the increase in nonaccruing loans, the provision for loan losses rose 37% from the trailing quarter to $281.5 million.
•	The company added $136.6 million to the reserve for loan losses, which brought the reserve to $510.4 million, or 6.28% of total loans outstanding.
•	As a result of the third quarter loss, the company set aside $189.5 million as a valuation allowance against its net deferred tax asset.
•	As a result of the valuation allowance, income tax expense increased to $100.7 million.
•	Demand for new loans remained weak, and loan balances declined in the commercial, consumer, and other retail portfolios on both a period-end and average-balance basis.
•	The combination of lower loan balances and higher nonaccruing loans reduced net interest income and compressed the net interest margin to 2.78%.
•
Noninterest income was 2% higher than for the trailing quarter, as a slowdown in market activity reduced Corporate Client Services (CCS) revenue and investment management changes in some client accounts reduced Wealth Advisory Services (WAS) revenue.

•	Noninterest income rose to 60% of total revenue (net interest income before the provision for loan losses, plus noninterest income after amortization and excluding securities gains and losses).
•	Core deposit balances rose on a period-end and average-balance basis, mainly because of an increase in noninterest-bearing demand deposits from CCS clients.
•	All regulatory capital ratios continued to exceed the minimums required by the Federal Reserve for banks to be considered well capitalized.
•	The Board of Directors did not declare a quarterly cash dividend on the company’s common stock.

Financial summary

	Three months ended
	Sept. 30,	June 30,	Sept. 30,
(dollars in millions, except share amounts)	2010	2010	2009
Net interest income	$67.7	$74.8	$80.0
Provision for loan losses	(281.5)	(205.2)	(38.7)
Securities losses (net of gains)	(1.0)	(7.7)	(36.6)
Noninterest income	102.6	100.9	69.1
Noninterest expense	153.4	154.2	127.0
Income tax expense/(benefit)	100.7	(67.3)	(10.8)
Net loss	$(365.3)	$(116.4)	$(5.9)
Dividends and accretion on preferred stock	4.6	4.5	4.5

Net loss available to common shareholders	$(369.9)	$(120.9)	$(10.4)
Net loss per common share	$(4.06)	$(1.33)	$(0.15)

Noninterest income as a percentage of total revenue [1]	60%	59%	57%
Loan balances (on average)	$8,308.0	$8,597.0	$9,079.6
Core deposit balances (on average)	$6,894.7	$6,763.4	$6,699.1

Total nonperforming assets	$988.6	$559.7	$397.5
Reserve for loan losses (period-end)	$510.4	$373.8	$201.8

Total risk-based capital	13.69%	16.65%	14.40%
Tier 1 risk-based capital	9.15%	12.33%	9.95%
Tier 1 leverage capital	8.19%	11.80%	10.21%
Tangible common equity to tangible assets ratio [2]	3.51%	7.25%	5.60%

[1]	Total revenue is the combination of net interest income (before the provision for loan losses) and noninterest income (after amortization and excluding securities gains/losses).

[2]
The tangible common equity to tangible assets ratio equals stockholders’ equity (excluding preferred stock and the noncontrolling interest) minus goodwill and other intangibles, divided by total assets minus goodwill and other intangibles. This is a non-GAAP measure used by investors and credit rating agencies.

CREDIT QUALITY
The protracted recessionary environment in Delaware continued to challenge the ability of many borrowers to repay their loans, as collateral valuations declined, cash flows ebbed, and other evidence of weakened financial conditions emerged. These conditions prompted management to downgrade loan risk ratings, transfer more loans to nonaccruing status, charge off more loans, and increase the reserve for loan losses.

While most of the problems continued to be in the commercial real estate/construction (construction) portfolio, deterioration accelerated in the commercial, financial, and agricultural (CF&A) portfolio. Most of the problem CF&A loans were to clients with businesses related to or supported by the construction industry.
Geographically, the highest concentration of problem loans remained in southern Delaware (Kent and Sussex Counties), but there was an increase in the percentage of problem loans in northern Delaware (New Castle County).
Transfers to nonaccruing status accounted for the trailing quarter decrease in total loans past due 90 days or more. Total net charge-offs were slightly higher than for the trailing quarter and the reserve for loan losses increased by 37%.
Selected credit quality metrics

	Three months ended
	Sept. 30,	June 30,	Sept. 30,
(dollars in millions)	2010	2010	2009
Loan balances (period-end)	$8,126.7	$8,387.7	$9,021.2

Substandard loans (accruing)	$1,233.2	$995.8	$489.7
Substandard loans (nonaccruing)	754.5	455.6	338.7
Total loans with substandard risk ratings	$1,987.7	$1,451.4	$828.4

Total nonaccruing loans [1]	$906.0	$479.9	$367.5
Total nonperforming assets	988.6	559.7	397.5
Loans past due 90 days or more	105.7	106.2	38.7
Net charge-offs	144.9	131.2	21.8

Reserve for loan losses (period-end)	510.4	373.8	201.8
Ratio of loan loss reserve to total loans	6.28%	4.46%	2.24%
Quarterly net charge-off ratio (not annualized)	1.74%	1.53%	0.24%

[1]	Nonaccruing loans with substandard and doubtful risk ratings.

Construction loans accounted for the largest trailing-quarter increases in total substandard loans, total nonaccruing loans, and loans past due 90 days or more. Due to the risk rating downgrades, the reserve for construction loan losses rose 54% from the trailing quarter to $254.8 million, which was almost half of the total reserve for loan losses.
Of nonaccruing construction loans at September 30, 2010:
•
Approximately 60% were for residential projects, primarily residential tract projects in various stages of approval, improvement, and construction. Approximately 25% were for land development projects, primarily residential, that clients intend to sell to third parties before construction begins.

•
Approximately 68% were located in Delaware. Of the nonaccruing construction loans in Delaware, approximately 67% were in Kent and Sussex Counties and approximately 33% were in New Castle County. Outside of Delaware, the next highest concentration was in southeastern Pennsylvania, which accounted for 19% of nonaccruing construction loans at the end of the third quarter.

The trailing-quarter increase in construction loans past due 90 days or more consisted mainly of loans for a multi-stage retail site in central Delaware.
Total construction loan balances at September 30, 2010, were $1.68 billion. Of this amount:
•	Approximately 48%, or $805.9 million, were residential real estate construction loans.
•	Approximately 67%, or $542.1 million, of these residential real estate construction loans were for land or improved lots.
•	Approximately 23%, or $384.6 million, were land development loans to clients who intend to sell the land to a third party before construction begins.
•	Approximately 57% of total construction loans were for projects in Delaware. Approximately 74% of the Delaware construction portfolio was rated substandard accruing or nonaccruing.
After construction loans, the next highest concentration of problem loans was in the CF&A portfolio. CF&A loans with risk ratings of substandard or lower rose 19% from the trailing quarter, nonaccruing CF&A loans more than doubled, and CF&A loans were the only category of loans for which net charge-offs increased. Due to the risk rating downgrades, the reserve for CF&A loan losses rose 48% from the trailing quarter to $141.1 million.

The largest addition to nonaccruing CF&A loans in the 2010 third quarter was a loan to a food processing company experiencing cash flow pressures. The other CF&A loans transferred to nonaccruing status, as well as those that were charged off, were primarily loans to real estate developers and other clients whose operating companies have been affected by the downturn in real estate and construction activity.
In the commercial mortgage portfolio, the increases in substandard, nonaccruing, and past due loans were associated primarily with properties in New Castle County, Delaware, and in southeastern Pennsylvania, including office, motel, and multi-family residential properties. At September 30, 2010, owner-occupied properties accounted for approximately 52% of total commercial mortgage loans and approximately 43% of nonaccruing commercial mortgage loans. Retail and office properties accounted for approximately 27% of total commercial mortgages and approximately 20% of nonaccruing commercial mortgages.
In the retail portfolio, nonaccruing consumer and other retail loans increased, as loans previously past due 90 days or more were transferred to nonaccruing status. Most of these new nonaccruing loans were loans to entrepreneurs in the mid-Atlantic region who were experiencing cash flow problems.
Balances of OREO were $38.1 million at September 30, 2010, down from $44.2 million at June 30, 2010. Write-downs, primarily for residential lots in southern Delaware on which construction has not begun, accounted for the decrease. At September 30, 2010, 93% of the properties recorded as OREO were commercial properties.
To establish loan loss reserve balances, management estimates probable losses, based on historical loss experience and estimates of future losses. The following table shows actual cumulative charge-offs and reserve estimates for commercial nonaccruing loans.
Nonaccruing commercial loan analysis

	Loan	Reserve	Cumulative	Potential
At September 30, 2010 (dollars in millions)	balances	balances	charge-offs	loss ratio [1]
CF&A	$232.5	$57.1	$84.5	45%
Commercial construction	461.9	94.6	191.2	44%
Commercial mortgage	131.7	14.5	30.2	28%

Total nonaccruing commercial loans	$826.1	$166.2	$305.9	42%

[1]	The sum of the reserve balance plus cumulative charge-offs recorded, divided by the loan balance plus cumulative charge-offs recorded.

Loans with risk ratings of substandard or lower comprise loans that are still accruing interest as well as loans that are nonaccruing. At the end of the 2010 third quarter:
•	Substandard loans still accruing interest totaled $1.23 billion, or 15% of total loans outstanding, compared with 12% at the end of the trailing quarter.
•	Nonaccruing loans totaled $906.0 million, or 11% of total loans outstanding, compared with 6% at the end of the trailing quarter.
•	Total loans with risk ratings of substandard or lower were $2.14 billion, or 26% of total loans outstanding, up from 18% at the end of the trailing quarter.
The following table shows the loan loss reserve coverage on loans with substandard risk ratings that are still accruing interest.
Substandard accruing loan reserve coverage

			Reserve as a
At September 30, 2010 (dollars in millions)	Loan balances	Reserve balances	percent of loans
CF&A	$474.2	$47.0	10%
Commercial construction	476.4	132.3	28%
Commercial mortgage	256.3	13.6	5%
Residential mortgage	3.0	0.1	3%
Consumer and secured with investments	23.3	0.6	3%

Total substandard accruing loans	$1,233.2	$193.6	16%
The financial statement section of this release contains additional information about credit quality and the composition of the reserve for loan losses.
NET INTEREST MARGIN

	Three months ended
	Sept. 30,	June 30,	Sept. 30,
	2010	2010	2009
Quarterly net interest margin (not annualized)	2.78%	3.15%	3.19%

The net interest margin declined in the 2010 third quarter, largely due to the decrease in loan balances and:
•	The increase in nonaccruing loans, which accounted for approximately 21 basis points of the decline.
•	The increase in national brokered CD balances, which accounted for approximately 3 basis points of the decline.
CORPORATE CLIENT SERVICES
Total Corporate Client Services (CCS) revenue for the 2010 third quarter was $48.3 million, which was 6% lower than for the trailing quarter. This decrease occurred mainly because:
•
Revenue for the second quarter included one-time fees that did not recur in the third quarter, including approximately $1.4 million of global corporate trust services revenue and approximately $0.7 million of investment and cash management revenue.

•
A portion of retirement services fees did not reflect the improvements in equity market valuations that occurred late in the third quarter. Some of these services are billed monthly or quarterly in advance, based on the prior month’s or quarter’s market valuations.

•	Capital markets activity slowed.
For the first nine months of 2010, total CCS revenue was $147.6 million, an 18% increase from the corresponding year-ago period. Retirement services and global corporate trust services were the main contributors to the year-to-date increase.
Retirement services revenue rose 29% on a year-to-date basis, to $63.9 million. This growth resulted from a combination of business inflows and higher market valuations of assets in client accounts, especially in collective investment fund accounts, as well as additional client contributions to retirement plans.
Global corporate trust revenue rose 12% on a year-to-date basis, to $71.7 million. This was due mainly to higher demand in the first and second quarters of 2010 for services that support successor trustee, successor loan agency, capital equipment leasing, default administration, and corporate debt transactions.
Investment and cash management revenue rose 3% on a year-to-date basis, to $12.0 million. New commodity fund, captive insurance, and nonqualified retirement plan business contributed to this increase, as did additional plan contributions.

CCS assets under management at September 30, 2010, were $17.4 billion, compared with $15.6 billion at June 30, 2010, and $13.0 billion at September 30, 2009.
WEALTH ADVISORY SERVICES
Revenue from the Wealth Advisory Services (WAS) business was $39.4 million for the third quarter and $124.5 million for the first nine months of 2010. These amounts were lower than for prior periods, mainly because:
•
Management continued to waive client fees on money market mutual funds. These fee waivers reduced WAS revenue by approximately $4.6 million for the 2010 third quarter and by approximately $13.0 million for the first nine months of 2010. The company does not expect to begin reinstating these fees until the yields on money market mutual funds improve, which management estimates will require an increase of at least 50 basis points in short-term market interest rates.

•
The company reduced its ownership interest in management firm Grant Tani Barash & Altman (GTBA) in the 2010 first quarter. In 2009, WAS revenue from planning and other services included approximately $3.4 million of revenue from GTBA per quarter.

WAS trust and investment advisory revenue increased 4% on a year-to-date basis, but was 3% lower on a trailing-quarter and prior-year quarter basis. This was partly because the amount recorded for the 2010 second quarter included nonrecurring fees of approximately $0.9 million. In addition, more clients opted for fixed income, index fund, and other investment strategies with fees that are lower than those for more active investment strategies.
WAS assets under management were $26.5 billion at September 30, 2010, compared with $25.0 billion at June 30, 2010, and $26.7 billion at September 30, 2009.
NONINTEREST EXPENSE
Total noninterest expense for the 2010 third quarter was $153.4 million, which was 1% lower than for the trailing quarter, mainly because staffing-related costs decreased.

Noninterest expense

	Three months ended
	Sept. 30,	June 30,	Sept. 30,
(dollars in millions)	2010	2010	2009
Total staffing-related expense [1]	$72.8	$74.7	$73.0
Other expense	80.6	79.5	54.0

Total noninterest expense	$153.4	$154.2	$127.0

Full-time-equivalent staff members	2,796	2,795	2,902
1 Includes salaries and wages, incentives and bonuses, and employment benefits.
Total staffing-related expense was lower than for the trailing quarter, in part because incentives and bonus expense recorded for the 2010 second quarter reflected items that did not recur in the third quarter, including payments to Mr. Foley following his election as chairman. In addition, third quarter bonus expense was reduced by the reversal of an expense for stock-based incentive awards that were canceled.
The expense recorded for OREO write-downs and losses and the reserve for unfunded lending commitments was higher than for the trailing quarter because OREO write-downs increased. As noted earlier, these OREO write-downs were primarily for residential projects in southern Delaware that are in the land improvement stage of development.
Expense for OREO write-downs/losses and the reserve for unfunded lending commitments

	Three months ended
	Sept. 30,	June 30,
(in millions)	2010	2010
Reserves against unfunded lending commitments	$11.7	$11.8
OREO write-down and loss expense	9.3	4.9

Total	$21.0	$16.7
INCOME TAXES AND DEFERRED TAX ASSET
Continued net losses and uncertainty about how credit quality problems might affect the company’s financial performance in the future led management to conclude that it was no longer more likely than not that a portion of the deferred tax asset would be realizable. To plan for this possibility, management established a valuation allowance of $189.5 million against the deferred tax asset. This caused income tax expense to increase in the 2010 third quarter.

Income taxes and tax rate

	Three months ended
	Sept. 30,	June 30,	Sept. 30,
(dollars in millions)	2010	2010	2009
Pre-tax loss (before non-controlling interest)	$(264.6)	$(183.7)	$(16.7)
Income tax expense/(benefit)	$100.7	$(67.3)	$(10.8)
Effective tax rate	(38.1)%	36.6%	64.7%
Excluding the effect of the valuation allowance, the effective tax rate for the 2010 third quarter was 33.6%.
INVESTMENT SECURITIES PORTFOLIO
Securities gains of $3.6 million during the 2010 third quarter were offset by securities losses of $4.6 million, bringing net securities losses to $1.0 million. The gains resulted from sales of and calls on preferred stocks of large financial institutions. Credit-related other-than-temporary impairments on pooled trust-preferred securities (TruPS) accounted for $4.4 million of the losses. The rest of the losses were on government agency securities the company sold.
The total third quarter write-down on the other-than-temporarily impaired (OTTI) pooled TruPS was $7.0 million. The non-credit-related amount of $2.6 million was recorded in other comprehensive income, which reduced common stockholders’ equity by $1.7 million on an after-tax basis.
Pooled trust-preferred securities

	Sept. 30,	June 30,	Sept. 30,
(in millions)	2010	2010	2009
Amortized cost	$121.0	$124.0	$149.1
Carrying value	43.1	44.6	56.4
Estimated fair value	45.2	50.3	51.7
The $77.9 million difference at September 30, 2010, between the amortized cost of the pooled TruPS and their carrying value represents the non-credit-related portion of their impairment. Accumulated other comprehensive income and the tangible common equity ratio at September 30, 2010, included this amount.

During the 2010 third quarter, 14 of the 38 pooled TruPS in the portfolio were OTTI. None of the 9 single-issue TruPS in the portfolio, which are from money center and large regional banks, was OTTI at September 30, 2010.
On a period-end basis, total investment securities balances declined 5% during the 2010 third quarter, to $727.5 million. On average, total investment securities balances for the third quarter were $777.9 million, up 4% from the trailing quarter. Balances were higher, on average, but lower on a period-end basis due to timing differences in purchases, sales, and calls. These timing differences mainly affected balances of government agency securities, U.S. Treasury securities, and preferred stock.
FINANCIAL STATEMENTS
Financial statements for the 2010 third quarter follow the narrative section of this release.
CONFERENCE CALL
Wilmington Trust and M&T Bank management will discuss Wilmington Trust’s 2010 third quarter results and the merger agreement in a conference call today at 10:00 a.m. (Eastern). Supporting materials, financial statements, and audio streaming will be available at www.wilmingtontrust.com.

Dial in number :	877-407-8031 (United States and Canada) 201-689-8031 (outside United States and Canada) No pass code is necessary.

Internet access:	Live audio-only webcast accessible at www.wilmingtontrust.com.

Replay information:	Available until December 1, 2010 via www.wilmingtontrust.com, or by telephone:
877-660-6853 (United States and Canada)
201-612-7415 (outside the United States and Canada)
Use account #286 and replay ID #357740

FORWARD-LOOKING STATEMENTS
This release may contain forward-looking statements that reflect our current expectations about our performance. These statements rely on a number of assumptions, estimates, expectations, and assessments of potential developments, and are subject to various risks and uncertainties that could cause our actual results to differ from our expectations. Our ability to achieve the results reflected in these statements could be affected adversely by, among other things, changes in national or regional economic conditions, including continued declines in the collateral values supporting our loans; deterioration in the credit quality of our borrowers; changes in our regulatory requirements; changes in our conclusions about the realization of deferred tax assets; changes in market interest rates; fluctuations in equity or fixed income markets; significant changes in banking laws or regulations; changes in accounting policies, procedures, or guidelines; increased competition for business; higher-than-expected credit losses; the effects of acquisitions; the effects of integrating acquired entities; a substantial and permanent loss of either client accounts and/or assets under management at Wilmington Trust and/or affiliate money managers Cramer Rosenthal McGlynn and Roxbury Capital Management; changes in the market values of, or expected cash flows from, securities in our investment portfolio; changes in the regulatory, judicial, legislative, or tax treatment of business transactions; new litigation or developments in existing litigation; and economic uncertainty created by unrest in other parts of the world.
ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
In connection with the proposed merger, M&T Bank Corporation will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Wilmington Trust Corporation that also constitutes a prospectus of M&T. Wilmington Trust will mail the proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other documents relating to this transaction filed with the SEC by Wilmington Trust and M&T at the SEC’s website at www.sec.gov. The proxy statement (when it is available) and the other documents also may be obtained free of charge at Wilmington Trust’s Web site at http://www.wilmingtontrust.com under the tab “Investor Relations” and then under the heading “SEC Filings,” or at M&T’s website at http://www.mtb.com under the tab “Investor Relations” and then under the heading “SEC Filings.” Wilmington Trust and M&T and their respective directors, executive officers, and other members of their management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of Wilmington Trust’s stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Wilmington Trust’s executive officers and directors in the company’s definitive proxy statement filed with the SEC on February 22, 2010. You can find information about M&T’s executive officers and directors in its definitive proxy statement filed with the SEC on March 5, 2010. You may obtain free copies of these documents from Wilmington Trust or M&T, as applicable, by using the contact information above.

FORWARD-LOOKING STATEMENTS ABOUT THE MERGER
This press release contains forward-looking statements relating to the potential acquisition of Wilmington Trust by M&T, including the expected date of closing of the acquisition and the potential benefits of the merger. The actual results of the acquisition could vary materially as a result of a number of factors, including: the possibility that competing offers will be made; and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors that may cause actual results to differ materially include those set forth in the reports that the company files from time to time with the SEC, including the annual report on Form 10-K for the year ended December 31, 2009, and quarterly and current reports on Forms 10-Q and 8-K. These forward-looking statements reflect Wilmington Trust’s expectations as of the date of this press release. Wilmington Trust undertakes no obligation to update the information provided herein.
ABOUT WILMINGTON TRUST
Wilmington Trust Corporation (NYSE: WL) is a financial services holding company that provides Regional Banking services throughout the mid-Atlantic region, Wealth Advisory services to high-net-worth clients in 36 countries, and Corporate Client services to institutional clients in 89 countries. Its wholly owned bank subsidiary, Wilmington Trust Company, which was founded in 1903, is one of the largest personal trust providers in the United States and the leading retail and commercial bank in Delaware. Wilmington Trust Corporation and its affiliates have offices in Arizona, California, Connecticut, Delaware, Florida, Georgia, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, Pennsylvania, South Carolina, Vermont, the Cayman Islands, the Channel Islands, London, Dublin, Frankfurt, Luxembourg, and Amsterdam. For more information, visit www.wilmingtontrust.com.
CONTACTS

Investors and analysts:	News media:
Ellen J. Roberts	Bill Benintende
Investor Relations	Public Relations
(302) 651-8069	(302) 651-8268
eroberts@wilmingtontrust.com	wbenintende@wilmingtontrust.com

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2010
HIGHLIGHTS

	Three Months Ended			Nine Months Ended
	Sept. 30,	Sept. 30,	%	Sept. 30,	Sept. 30,	%
	2010	2009	Change	2010	2009	Change
OPERATING RESULTS (in millions)
Net interest income	$67.7	$80.0	(15.4)	$217.2	$240.2	(9.6)
Provision for loan losses	(281.5)	(38.7)	N/M	(564.1)	(122.2)	361.6
Noninterest income	102.6	69.1	48.5	293.0	261.4	12.1
Noninterest expense	153.4	127.0	20.8	439.1	382.0	14.9
Net (loss)/income	(365.3)	(5.9)	N/M	(510.9)	6.8	—

LOSS/EARNINGS
Net (loss)/income	$(365.3)	$(5.9)	N/M	$(510.9)	$6.8	—
Dividends and accretion on preferred stock	4.6	4.5	2.2	13.6	13.6	—
Net loss available to common shareholders	(369.9)	(10.4)	N/M	(524.5)	(6.8)	N/M

PER COMMON SHARE DATA
Basic net loss	$(4.06)	$(0.15)	N/M	$(6.09)	$(0.10)	N/M
Diluted net loss	(4.06)	(0.15)	N/M	(6.09)	(0.10)	N/M
Dividends paid per common share	0.01	0.01	—	0.03	0.355	(91.5)
Book value at period end[1]	8.13	14.29	(43.1)	8.13	14.29	(43.1)
Tangible book value at period end[1]	3.84	8.45	(54.6)	3.84	8.45	(54.6)
Period-end shares outstanding	91,484	69,390	31.8	91,484	69,390	31.8
Closing price at period end	8.98	14.20	(36.8)	8.98	14.20	(36.8)
Market range:
High	12.78	15.82	(19.2)	20.23	22.53	(10.2)
Low	8.35	9.75	(14.4)	8.35	6.76	23.5

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	91,009	68,979	31.9	86,140	68,963	24.9
Diluted	91,009	68,979	31.9	86,140	68,963	24.9

AVERAGE BALANCE SHEET (in millions)
Investment portfolio	$777.9	$653.9	19.0	$781.1	$912.9	(14.4)
Loans	8,308.0	9,079.6	(8.5)	8,575.8	9,329.9	(8.1)
Earning assets	9,707.5	9,978.9	(2.7)	9,776.1	10,500.5	(6.9)
Core deposits	6,894.7	6,699.1	2.9	6,964.6	6,405.8	8.7
Stockholders’ equity	1,418.5	1,322.6	7.3	1,474.6	1,331.8	10.7

STATISTICS AND RATIOS (net income annualized)
(Loss)/return on average stockholders’ equity[1]	(132.44)%	(2.34)%	N/M	(59.36)%	0.90%	—
(Loss)/return on average assets	(13.75)%	(0.21)%	N/M	(6.39)%	0.08%	—
Net interest margin (taxable equivalent)	2.78%	3.19%	(12.9)	2.99%	3.06%	(2.3)
Dividend payout ratio	N/M	N/M	—	N/M	N/M	—
Full-time equivalent headcount	2,796	2,902	(3.7)	2,796	2,902	(3.7)

[1]	Does not include preferred stock and noncontrolling interest.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2010
QUARTERLY INCOME STATEMENT

	Three Months Ended
						% Change From
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Prior	Prior
(In millions)	2010	2010	2010	2009	2009	Quarter	Year
NET INTEREST INCOME
Interest income	$90.0	$96.3	$97.5	$102.4	$106.3	(6.5)	(15.3)
Interest expense	22.3	21.5	22.8	24.5	26.3	3.7	(15.2)

Net interest income	67.7	74.8	74.7	77.9	80.0	(9.5)	(15.4)
Provision for loan losses	(281.5)	(205.2)	(77.4)	(82.8)	(38.7)	37.2	N/M

Net interest (loss)/income after provision for loan losses	(213.8)	(130.4)	(2.7)	(4.9)	41.3	64.0	—

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	32.2	33.2	34.4	34.8	33.4	(3.0)	(3.6)
Mutual fund fees	1.2	1.2	0.9	1.6	2.4	—	(50.0)
Planning and other services	6.0	6.5	8.8	10.8	10.0	(7.7)	(40.0)

Total Wealth Advisory Services	39.4	40.9	44.1	47.2	45.8	(3.7)	(14.0)

Corporate Client Services
Global corporate trust services	23.5	25.3	23.0	25.0	23.5	(7.1)	—
Retirement services	20.9	21.5	21.5	18.1	16.7	(2.8)	25.1
Investment/cash management services	3.9	4.5	3.5	3.9	3.8	(13.3)	2.6

Total Corporate Client Services	48.3	51.3	48.0	47.0	44.0	(5.8)	9.8

Cramer Rosenthal McGlynn	4.8	4.2	4.7	4.4	5.3	14.3	(9.4)
Roxbury Capital Management	—	0.2	0.1	(0.5)	(0.6)	(100.0)	(100.0)

Advisory fees	92.5	96.6	96.9	98.1	94.5	(4.2)	(2.1)
Amortization of affiliate intangibles	(1.5)	(1.6)	(1.9)	(2.0)	(2.1)	(6.3)	(28.6)

Advisory fees after amortization of affiliate intangibles	91.0	95.0	95.0	96.1	92.4	(4.2)	(1.5)

Service charges on deposit accounts	7.5	7.5	7.7	7.7	8.1	—	(7.4)
Other noninterest income	5.1	6.1	4.6	5.8	5.2	(16.4)	(1.9)
Securities losses	(1.0)	(7.7)	(17.8)	(11.4)	(36.6)	(87.0)	(97.3)

Total noninterest income	102.6	100.9	89.5	98.2	69.1	1.7	48.5

Net interest and noninterest (loss)/income	(111.2)	(29.5)	86.8	93.3	110.4	276.9	—

NONINTEREST EXPENSE
Salaries and wages	50.9	49.3	49.2	50.7	49.3	3.2	3.2
Incentives and bonuses	7.4	11.7	7.1	9.1	9.7	(36.8)	(23.7)
Employment benefits	14.5	13.7	16.1	13.2	14.0	5.8	3.6

Total staffing-related expense	72.8	74.7	72.4	73.0	73.0	(2.5)	(0.3)
Net occupancy	7.4	7.1	8.1	7.6	7.7	4.2	(3.9)
Furniture, equipment, and supplies	9.3	9.9	10.2	10.4	10.1	(6.1)	(7.9)
Advertising and contributions	1.8	2.0	1.7	1.9	1.4	(10.0)	28.6
Servicing and consulting fees	5.4	4.3	3.5	3.7	3.1	25.6	74.2
Subadvisor expense	11.5	12.0	11.5	9.8	8.8	(4.2)	30.7
Travel, entertainment, and training	2.0	2.5	1.7	2.3	1.8	(20.0)	11.1
Insurance	6.3	7.2	6.6	6.1	5.6	(12.5)	12.5
OREO writedowns/losses and reserve for unfunded lending commitments	21.0	16.7	1.8	3.9	2.4	25.7	N/M
Other expense	15.9	17.8	14.0	11.9	13.1	(10.7)	21.4

Total noninterest expense	153.4	154.2	131.5	130.6	127.0	(0.5)	20.8

Loss before income taxes and noncontrolling interest	(264.6)	(183.7)	(44.7)	(37.3)	(16.6)	44.0	N/M
Income tax expense/(benefit)	100.7	(67.3)	(16.4)	(26.9)	(10.8)	—	—

Net loss before noncontrolling interest	(365.3)	(116.4)	(28.3)	(10.4)	(5.8)	213.8	N/M
Net income attributable to the noncontrolling interest	—	—	0.9	0.8	0.1	—	(100.0)

Net loss	$(365.3)	$(116.4)	$(29.2)	$(11.2)	$(5.9)	213.8	N/M

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2010
YEAR-TO-DATE INCOME STATEMENT

	Nine Months Ended
	Sept. 30,	Sept. 30,	%
(In millions)	2010	2009	Change
NET INTEREST INCOME
Interest income	$283.8	$334.7	(15.2)
Interest expense	66.6	94.5	(29.5)

Net interest income	217.2	240.2	(9.6)
Provision for loan losses	(564.1)	(122.2)	361.6

Net interest (loss)/income after provision for loan losses	(346.9)	118.0	—

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	99.8	96.0	4.0
Mutual fund fees	3.3	15.1	(78.1)
Planning and other services	21.4	31.2	(31.4)

Total Wealth Advisory Services	124.5	142.3	(12.5)

Corporate Client Services
Global corporate trust services	71.7	64.0	12.0
Retirement services	63.9	49.4	29.4
Investment/cash management services	12.0	11.6	3.4

Total Corporate Client Services	147.6	125.0	18.1

Cramer Rosenthal McGlynn	13.7	13.3	3.0
Roxbury Capital Management	0.3	(2.0)	—

Advisory fees	286.1	278.6	2.7
Amortization of affiliate intangibles	(5.1)	(6.5)	(21.5)

Advisory fees after amortization of affiliate intangibles	281.0	272.1	3.3

Service charges on deposit accounts	22.7	23.5	(3.4)
Other noninterest income	15.7	18.2	(13.7)
Securities losses	(26.4)	(52.4)	(49.6)

Total noninterest income	293.0	261.4	12.1

Net interest and noninterest (loss)/income	(53.9)	379.4	—

NONINTEREST EXPENSE
Salaries and wages	149.4	147.1	1.6
Incentives and bonuses	26.2	22.4	17.0
Employment benefits	44.2	44.9	(1.6)

Total staffing-related expense	219.8	214.4	2.5
Net occupancy	22.7	23.3	(2.6)
Furniture, equipment, and supplies	29.4	30.4	(3.3)
Advertising and contributions	5.5	5.7	(3.5)
Servicing and consulting fees	13.1	10.7	22.4
Subadvisor expense	35.0	25.1	39.4
Travel, entertainment, and training	6.2	5.5	12.7
Insurance	20.1	20.1	—
OREO writedowns/losses and reserve for unfunded lending commitments	39.5	1.1	N/M
Other expense	47.8	45.7	4.6

Total noninterest expense	439.1	382.0	14.9

Loss before income taxes and noncontrolling interest	(493.0)	(2.6)	N/M
Income tax expense/(benefit)	17.0	(9.8)	—

Net (loss)/income before noncontrolling interest	(510.0)	7.2	—
Net income attributable to the noncontrolling interest	0.9	0.4	125.0

Net (loss)/income	$(510.9)	$6.8	—

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2010
STATEMENT OF CONDITION

						% Change From
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Prior	Prior
(In millions)	2010	2010	2010	2009	2009	Quarter	Year
ASSETS
Cash and due from banks	$199.7	$188.4	$188.2	$202.9	$208.0	6.0	(4.0)

Interest-bearing deposits in other banks	812.8	216.6	130.5	165.4	145.3	275.3	459.4

Federal funds sold and securities purchased under agreements to resell	25.0	41.9	20.1	15.1	65.9	(40.3)	(62.1)

Investment securities:
U.S. Treasury	173.2	187.2	242.0	232.8	10.7	(7.5)	N/M
Government agencies	240.6	227.3	147.2	225.1	162.0	5.9	48.5
Obligations of state and political subdivisions	5.3	5.4	5.4	5.7	5.7	(1.9)	(7.0)
Preferred stock	4.9	23.4	24.3	23.9	22.3	(79.1)	(78.0)
Mortgage-backed securities	195.1	215.3	233.8	254.5	276.5	(9.4)	(29.4)
Other securities	108.4	109.8	112.3	118.5	131.5	(1.3)	(17.6)

Total investment securities	727.5	768.4	765.0	860.5	608.7	(5.3)	19.5

FHLB and FRB stock, at cost	32.4	32.1	26.8	26.8	26.7	0.9	21.3

Loans:
Commercial, financial, and agricultural	2,373.4	2,459.6	2,539.1	2,627.0	2,644.9	(3.5)	(10.3)
Real estate — construction	1,681.6	1,756.7	1,872.9	1,956.4	1,950.7	(4.3)	(13.8)
Commercial mortgage	2,048.6	2,074.7	2,130.0	2,102.3	2,075.0	(1.3)	(1.3)

Total commercial loans	6,103.6	6,291.0	6,542.0	6,685.7	6,670.6	(3.0)	(8.5)

Residential mortgage	415.7	424.2	428.2	431.0	428.2	(2.0)	(2.9)
Consumer	1,195.1	1,243.9	1,319.5	1,408.9	1,485.5	(3.9)	(19.5)
Secured with investments	412.3	428.6	425.9	441.6	436.9	(3.8)	(5.6)

Total retail loans	2,023.1	2,096.7	2,173.6	2,281.5	2,350.6	(3.5)	(13.9)

Total loans net of unearned income	8,126.7	8,387.7	8,715.6	8,967.2	9,021.2	(3.1)	(9.9)
Reserve for loan losses	(510.4)	(373.8)	(299.8)	(251.5)	(201.8)	36.5	152.9

Net loans	7,616.3	8,013.9	8,415.8	8,715.7	8,819.4	(5.0)	(13.6)

Premises and equipment	135.6	138.4	141.1	146.8	149.1	(2.0)	(9.1)
Goodwill	362.1	359.3	359.6	363.2	363.1	0.8	(0.3)
Other intangibles	30.8	32.4	34.2	40.2	42.3	(4.9)	(27.2)
Other assets	459.1	593.5	540.8	560.5	445.3	(22.6)	3.1

Total assets	$10,401.3	$10,384.9	$10,622.1	$11,097.1	$10,873.8	0.2	(4.3)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$1,369.3	$784.8	$676.7	$1,470.6	$1,041.6	74.5	31.5
Interest-bearing:
Savings	889.9	913.7	930.6	921.5	918.5	(2.6)	(3.1)
Interest-bearing demand	3,648.3	3,976.2	3,980.9	3,590.7	3,352.8	(8.2)	8.8
Certificates under $100,000	991.0	983.6	1,003.8	1,000.6	1,031.8	0.8	(4.0)
Local certificates $100,000 and over	105.0	116.0	123.7	136.9	161.6	(9.5)	(35.0)

Total core deposits	7,003.5	6,774.3	6,715.7	7,120.3	6,506.3	3.4	7.6
National brokered certificates	1,287.4	873.7	1,107.6	1,270.6	922.7	47.4	39.5

Total deposits	8,290.9	7,648.0	7,823.3	8,390.9	7,429.0	8.4	11.6

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	161.6	429.2	428.5	574.8	1,265.1	(62.3)	(87.2)
U.S. Treasury demand deposits	—	—	—	—	—	—	—
Other debt	28.9	29.0	29.0	29.0	1.0	(0.3)	N/M

Total short-term borrowings	190.5	458.2	457.5	603.8	1,266.1	(58.4)	(85.0)

Other liabilities	356.5	394.4	343.8	352.4	393.4	(9.6)	(9.4)
Long-term debt	494.5	444.0	443.5	442.9	470.4	11.4	5.1

Total liabilities	9,332.4	8,944.6	9,068.1	9,790.0	9,558.9	4.3	(2.4)

Stockholders’ equity:
Preferred stock	324.6	324.1	323.7	323.3	322.8	0.2	0.6
Other stockholders’ equity	744.3	1,116.2	1,230.3	983.4	991.6	(33.3)	(24.9)

Total Wilmington Trust stockholders’ equity	1,068.9	1,440.3	1,554.0	1,306.7	1,314.4	(25.8)	(18.7)
Noncontrolling interest	—	—	—	0.4	0.5	—	(100.0)

Total stockholders’ equity	1,068.9	1,440.3	1,554.0	1,307.1	1,314.9	(25.8)	(18.7)

Total liabilities and stockholders’ equity	$10,401.3	$10,384.9	$10,622.1	$11,097.1	$10,873.8	0.2	(4.3)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2010
AVERAGE STATEMENT OF CONDITION

	2010	2010	2010	2009	2009	% Change From
	Third	Second	First	Fourth	Third	Prior	Prior
(In millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Year
ASSETS
Cash and due from banks	$177.0	$173.6	$185.1	$196.3	$181.4	2.0	(2.4)

Interest-bearing deposits in other banks	579.5	164.7	380.2	208.9	204.9	251.9	182.8

Federal funds sold and securities purchased under agreements to resell	9.7	31.9	3.3	30.1	13.8	(69.6)	(29.7)

Investment securities:
U.S. Treasury	180.7	236.8	230.4	92.2	18.4	(23.7)	N/M
Government agencies	257.0	149.2	192.3	173.5	169.3	72.3	51.8
Obligations of state and political subdivisions	5.3	5.4	5.4	5.7	6.0	(1.9)	(11.7)
Preferred stock	19.2	24.0	24.2	22.5	20.7	(20.0)	(7.2)
Mortgage-backed securities	205.3	223.7	244.3	266.5	284.4	(8.2)	(27.8)
Other securities	110.4	111.5	118.5	125.9	155.1	(1.0)	(28.8)

Total investment securities	777.9	750.6	815.1	686.3	653.9	3.6	19.0

FHLB and FRB stock, at cost	32.4	27.0	26.8	26.8	26.7	20.0	21.3

Loans:
Commercial, financial, and agricultural	2,438.7	2,515.7	2,567.4	2,624.1	2,687.7	(3.1)	(9.3)
Real estate — construction	1,745.5	1,837.9	1,912.9	1,949.7	1,959.5	(5.0)	(10.9)
Commercial mortgage	2,064.5	2,113.7	2,124.3	2,091.3	2,038.7	(2.3)	1.3

Total commercial loans	6,248.7	6,467.3	6,604.6	6,665.1	6,685.9	(3.4)	(6.5)

Residential mortgage	417.3	425.4	426.8	434.0	431.9	(1.9)	(3.4)
Consumer	1,221.4	1,284.7	1,365.4	1,447.4	1,525.1	(4.9)	(19.9)
Secured with investments	420.6	419.6	431.5	440.7	436.7	0.2	(3.7)

Total retail loans	2,059.3	2,129.7	2,223.7	2,322.1	2,393.7	(3.3)	(14.0)

Total loans net of unearned income	8,308.0	8,597.0	8,828.3	8,987.2	9,079.6	(3.4)	(8.5)
Reserve for loan losses	(375.5)	(281.6)	(249.2)	(201.9)	(182.7)	33.3	105.5

Net loans	7,932.5	8,315.4	8,579.1	8,785.3	8,896.9	(4.6)	(10.8)

Premises and equipment	137.9	140.5	144.2	148.4	150.9	(1.9)	(8.6)
Goodwill	359.4	359.6	361.8	363.1	363.4	(0.1)	(1.1)
Other intangibles	31.7	33.4	37.3	41.3	43.2	(5.1)	(26.6)
Other assets	502.0	517.0	511.5	435.4	417.5	(2.9)	20.2

Total assets	$10,540.0	$10,513.7	$11,044.4	$10,921.9	$10,952.6	0.3	(3.8)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$912.7	$780.5	$1,307.5	$1,219.5	$1,310.6	16.9	(30.4)
Interest-bearing:
Savings	906.1	914.3	925.1	918.9	911.7	(0.9)	(0.6)
Interest-bearing demand	3,975.2	3,952.6	3,872.1	3,440.6	3,243.7	0.6	22.6
Certificates under $100,000	989.9	995.1	1,002.3	1,013.6	1,063.9	(0.5)	(7.0)
Local certificates $100,000 and over	110.8	120.9	132.4	148.6	169.2	(8.4)	(34.5)

Total core deposits	6,894.7	6,763.4	7,239.4	6,741.2	6,699.1	1.9	2.9
National brokered certificates	1,200.6	984.8	1,255.0	1,217.5	959.8	21.9	25.1

Total deposits	8,095.3	7,748.2	8,494.4	7,958.7	7,658.9	4.5	5.7

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	202.0	393.8	312.5	764.5	1,123.4	(48.7)	(82.0)
U.S. Treasury demand deposits	—	—	—	—	—	—	—
Other debt	28.9	29.0	28.9	28.1	1.1	(0.3)	N/M

Total short-term borrowings	230.9	422.8	341.4	792.6	1,124.5	(45.4)	(79.5)

Other liabilities	305.4	314.5	344.5	395.8	376.5	(2.9)	(18.9)
Long-term debt	489.9	443.7	443.2	443.6	470.1	10.4	4.2

Total liabilities	9,121.5	8,929.2	9,623.5	9,590.7	9,630.0	2.2	(5.3)

Stockholders’ equity:
Preferred stock	324.2	323.8	323.4	323.0	322.6	0.1	0.5
Other stockholders’ equity	1,094.3	1,260.7	1,097.4	1,008.0	999.6	(13.2)	9.5

Total Wilmington Trust stockholders’ equity	1,418.5	1,584.5	1,420.8	1,331.0	1,322.2	(10.5)	7.3
Noncontrolling interest	—	—	0.1	0.2	0.4	—	(100.0)

Total stockholders’ equity	1,418.5	1,584.5	1,420.9	1,331.2	1,322.6	(10.5)	7.3

Total liabilities and stockholders’ equity	$10,540.0	$10,513.7	$11,044.4	$10,921.9	$10,952.6	0.3	(3.8)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2010
YIELDS AND RATES

	2010	2010	2010	2009	2009
	Third	Second	First	Fourth	Third
YIELDS/RATES (tax-equivalent basis)	Quarter	Quarter	Quarter	Quarter	Quarter
EARNING ASSETS:
Interest-bearing time deposits in other banks	0.25%	0.22%	0.22%	0.13%	0.27%
Federal funds sold and securities purchased under agreements to resell	0.24	0.13	0.25	0.11	0.14

Total investment securities	2.90	2.96	2.94	3.74	4.35

FHLB and FRB stock, at cost	0.05	2.78	0.05	2.31	0.12

Commercial, financial, and agricultural	3.91	4.27	4.13	4.22	4.26
Real estate — construction	3.28	3.49	3.50	3.42	3.49
Commercial mortgage	4.10	4.15	4.20	4.26	4.35
Total commercial loans	3.80	4.01	3.97	4.00	4.06

Residential mortgage	4.72	5.13	5.13	5.11	5.45
Consumer	5.39	5.54	5.53	5.50	5.64
Secured with investments	2.78	2.88	2.86	2.85	2.79
Total retail loans	4.72	4.93	4.94	4.92	5.09

Total loans	4.03	4.24	4.21	4.24	4.33

Total earning assets	3.69	4.05	3.95	4.10	4.23

FUNDS USED TO SUPPORT EARNING ASSETS:

Core deposits
Savings	0.85	0.82	0.94	1.08	1.20
Interest-bearing demand	0.26	0.27	0.30	0.35	0.37
Certificates under $100,000	2.16	2.23	2.28	2.44	2.71
Local certificates $100,000 and over	2.10	2.08	2.01	2.11	2.25
Core interest-bearing deposits	0.70	0.72	0.77	0.90	1.03

National brokered certificates	1.04	0.90	0.95	1.01	1.34

Total interest-bearing deposits	0.76	0.74	0.80	0.92	1.08

Short-term borrowings	1.00	0.66	0.75	0.44	0.24

Long-term debt	6.49	7.14	7.23	7.08	7.06

Total interest-bearing liabilities	1.12	1.10	1.16	1.22	1.31

Total funds used to support earning assets	0.91	0.90	0.92	0.98	1.04

Net interest margin (tax-equivalent basis)	2.78	3.15	3.03	3.12	3.19

Year-to-date net interest margin	2.99	3.09	3.03	3.08	3.06

Prime rate	4.00	4.00	4.00	4.00	4.00

Tax-equivalent net interest income (in millions)	$68.1	$75.2	$75.1	$78.4	$80.5

Average earning assets at historical cost	$9,710.6	$9,576.5	$10,065.8	$9,954.3	$10,005.8
Average fair valuation adjustment on investment securities available for sale	(3.1)	(5.3)	(12.1)	(15.0)	(26.9)

Average earning assets	$9,707.5	$9,571.2	$10,053.7	$9,939.3	$9,978.9

Average rates are calculated using average balances based on historical cost and do not reflect fair valuation adjustments.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2010
CREDIT QUALITY

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(In millions)	2010	2010	2010	2009	2009
NONPERFORMING ASSETS AT PERIOD-END
Nonaccruing loans:
Commercial, financial, and agricultural	$232.5	$97.5	$91.2	$80.9	$90.2
Commercial real estate — construction	461.9	240.7	246.8	264.8	190.7
Commercial mortgage	131.7	94.9	83.3	69.0	50.8
Consumer and other retail	79.9	46.8	47.6	40.9	35.8

Total nonaccruing loans	906.0	479.9	468.9	455.6	367.5
Renegotiated loans (accruing)	44.5	35.6	35.7	28.5	2.2

Total nonaccruing loans and renegotiated loans	950.5	515.5	504.6	484.1	369.7
Other real estate owned (OREO)	38.1	44.2	46.3	34.6	27.8

Total nonperforming assets	988.6	559.7	550.9	518.7	397.5

Loans past due 90 days or more:
Commercial, financial, and agricultural	16.6	36.4	3.0	4.2	4.2
Commercial real estate — construction	60.0	29.2	14.3	4.5	4.0
Commercial mortgage	27.7	24.1	7.0	2.2	9.2
Consumer and other retail	1.4	16.5	15.4	19.7	21.3

Total loans past due 90 days or more	105.7	106.2	39.7	30.6	38.7

RESERVE FOR LOAN LOSSES
Balance at the beginning of the period	$373.8	$299.8	$251.5	$201.8	$184.9
Loans charged off:
Commercial, financial, and agricultural	(56.3)	(25.4)	(8.2)	(12.2)	(8.1)
Commercial real estate — construction	(69.5)	(81.2)	(12.1)	(13.6)	(6.3)
Commercial mortgage	(13.5)	(15.2)	(2.4)	(3.0)	(1.0)
Residential mortgage	(0.1)	—	—	—	(0.5)
Consumer and other retail	(8.5)	(13.3)	(8.1)	(7.8)	(7.9)

Total loans charged off	(147.9)	(135.1)	(30.8)	(36.6)	(23.8)
Recoveries on loans previously charged off:
Commercial, financial, and agricultural	0.6	1.6	0.3	1.0	0.2
Commercial real estate — construction	0.5	—	—	0.5	—
Commercial mortgage	0.1	0.4	—	0.1	0.3
Residential mortgage	—	—	—	—	—
Consumer and other retail	1.8	1.9	1.4	1.9	1.5

Total recoveries	3.0	3.9	1.7	3.5	2.0
Net loans charged off:
Commercial, financial, and agricultural	(55.7)	(23.8)	(7.9)	(11.2)	(7.9)
Commercial real estate — construction	(69.0)	(81.2)	(12.1)	(13.1)	(6.3)
Commercial mortgage	(13.4)	(14.8)	(2.4)	(2.9)	(0.7)
Residential mortgage	(0.1)	—	—	—	(0.5)
Consumer and other retail	(6.7)	(11.4)	(6.7)	(5.9)	(6.4)

Total net loans charged off	(144.9)	(131.2)	(29.1)	(33.1)	(21.8)
Transfers from/(to) reserve for unfunded lending commitments	—	—	—	—	—
Provision charged to operations	281.5	205.2	77.4	82.8	38.7

Balance at the end of the period	510.4	373.8	299.8	251.5	201.8

Reserve for unfunded lending commitments in other liabilities	32.5	20.4	8.9	7.4	5.7

RESERVE FOR LOAN LOSSES COMPOSITION
Commercial, financial, and agricultural	$141.1	$95.6	$74.7	$65.9	$61.3
Commercial real estate — construction	254.8	165.1	127.3	100.8	66.8
Commercial mortgage	68.3	59.0	51.1	40.6	30.0
Residential mortgage	4.1	6.1	4.1	3.3	2.6
Consumer and other retail	42.1	48.0	42.6	40.9	41.1

Total reserve for loan losses	510.4	373.8	299.8	251.5	201.8

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2010
CREDIT QUALITY (continued)

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(Dollars in millions)	2010	2010	2010	2009	2009
RATIOS
Period-end loans	$8,126.7	$8,387.7	$8,715.6	$8,967.2	$9,021.2
Average loans	8,308.0	8,597.0	8,828.3	8,987.2	9,079.6
Period-end reserve to loans	6.28%	4.46%	3.44%	2.80%	2.24%
Period-end nonperforming assets to loans and OREO	12.11	6.64	6.29	5.76	4.39
Period-end loans past due 90 days to total loans	1.30	1.27	0.46	0.34	0.43
Quarterly net charge-offs to average loans (not annualized)	1.74	1.53	0.33	0.37	0.24
Year-to-date net charge-offs to average loans	3.56	1.84	0.33	1.21	0.85

INTERNAL RISK RATING
Pass	$5,238.4	$6,147.7	$6,912.8	$7,289.6	$7,565.4
Watchlist	749.1	764.3	672.0	607.4	598.6
Substandard:
Substandard (accruing)	1,233.2	995.8	661.9	614.6	489.7
Substandard (nonaccruing)	754.5	455.6	427.4	399.2	338.7

Total substandard	1,987.7	1,451.4	1,089.3	1,013.8	828.4
Doubtful (nonaccruing)	151.5	24.3	41.5	56.4	28.8

Total loans	8,126.7	8,387.7	8,715.6	8,967.2	9,021.2

LOANS WITH RISK RATINGS OF SUBSTANDARD OR BELOW
Accruing substandard loans:
Commercial, financial, and agricultural	$474.2	$495.6	$340.5	$335.9	$259.0
Commercial real estate — construction	476.4	265.4	122.6	105.1	80.0
Commercial mortgage	256.3	203.0	166.3	143.1	120.4
Residential mortgage	3.0	—	—	—	2.9
Consumer and other retail	23.3	31.8	32.5	30.5	27.4

Total accruing substandard loans	1,233.2	995.8	661.9	614.6	489.7

Nonaccruing loans:
Commercial, financial, and agricultural	$232.5	$97.5	$91.2	$80.9	$90.2
Commercial real estate — construction	461.9	240.7	246.8	264.8	190.7
Commercial mortgage	131.7	94.9	83.3	69.0	50.8
Residential mortgage	27.5	20.4	19.8	19.5	12.7
Consumer and other retail	52.4	26.4	27.8	21.4	23.1

Total nonaccruing loans	906.0	479.9	468.9	455.6	367.5

Total accruing substandard and nonaccruing loans:
Commercial, financial, and agricultural	$706.7	$593.1	$431.7	$416.8	$349.2
Commercial real estate — construction	938.3	506.1	369.4	369.9	270.7
Commercial mortgage	388.0	297.9	249.6	212.1	171.2
Residential mortgage	30.5	20.4	19.8	19.5	15.6
Consumer and other retail	75.7	58.2	60.3	51.9	50.5

Total accruing substandard and nonaccruing loans:	2,139.2	1,475.7	1,130.8	1,070.2	857.2

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2010
LOAN PORTFOLIO DETAIL

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(Dollars in millions)	2010	2010	2010	2009	2009
LOAN PORTFOLIO COMPOSITION
Commercial, financial, and agricultural	29%	29%	29%	29%	29%
Commercial real estate — construction	21	21	22	22	22
Commercial mortgage	25	25	24	23	23
Residential mortgage	5	5	5	5	5
Consumer	15	15	15	16	16
Secured with investments	5	5	5	5	5

COMMERCIAL REAL ESTATE — CONSTRUCTION DETAIL
Project type:
Residential real estate construction	48%	49%	51%	51%	51%
Land development	23	23	23	22	21
Retail and office	16	16	15	18	18
Owner-occupied	1	1	1	1	2
Multi-family	6	6	5	4	4
Other	6	5	5	4	4
Geographic location:
Delaware	57%	58%	60%	59%	58%
Pennsylvania	23	22	22	23	23
Maryland	7	8	7	7	7
New Jersey	11	10	9	9	9
Other	2	2	2	2	3

CONSUMER LOANS, PERIOD-END
Home equity	$552.8	$555.5	$563.0	$568.6	$570.5
Indirect	453.4	492.6	548.2	613.4	684.8
Credit card	63.5	64.5	63.9	66.4	67.5
Other consumer	125.4	131.3	144.4	160.5	162.7

Total consumer loans	$1,195.1	$1,243.9	$1,319.5	$1,408.9	$1,485.5

CONSUMER LOANS, ON AVERAGE
Home equity	$555.1	$559.7	$566.5	$571.7	$572.9
Indirect	473.1	519.4	581.5	648.0	718.7
Credit card	63.9	64.4	64.8	65.2	64.2
Other consumer	129.3	141.2	152.6	162.5	169.3

Total consumer loans	$1,221.4	$1,284.7	$1,365.4	$1,447.4	$1,525.1

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2010
SUPPLEMENTAL INFORMATION

	Three Months Ended
						% Change From:
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Prior	Prior
	2010	2010	2010	2009	2009	Quarter	Year
NET INCOME
Net loss per common share
Basic	$(4.06)	$(1.33)	$(0.44)	$(0.23)	$(0.15)	205.3	N/M
Diluted	(4.06)	(1.33)	(0.44)	(0.23)	(0.15)	205.3	N/M
Weighted average shares outstanding (in thousands)
Basic	91,009	90,786	76,465	68,983	68,979
Diluted	91,009	90,786	76,465	68,983	68,979
Net loss as a percentage of:
Average assets	(13.75)%	(4.44)%	(1.07)%	(0.41)%	(0.21)%
Average stockholders’ equity[1]	(132.44)	(37.03)	(10.79)	(4.41)	(2.34)

ASSETS UNDER MANAGEMENT * (in billions)
Wilmington Trust	$43.9	$40.6	$42.3	$42.1	$39.8	8.1	10.3
Roxbury Capital Management	1.8	1.5	1.6	1.7	1.5	20.0	20.0
Cramer Rosenthal McGlynn	12.7	11.2	13.0	11.9	11.0	13.4	15.5

Combined assets under management	$58.4	$53.3	$56.9	$55.7	$52.3	9.6	11.7

* Assets under management include estimates for values associated with certain assets that lack readily ascertainable values, such as limited partnership interests.

ASSETS UNDER ADMINISTRATION ** (in billions)
Wilmington Trust	$149.7	$142.8	$149.2	$148.6	$140.8	4.8	6.3

** Includes Wilmington Trust assets under management

INVESTMENT MIX OF ASSETS MANAGED BY WILMINGTON TRUST
Equities	36%	37%	41%	40%	37%
Fixed income	34	36	33	34	34
Other	30	27	26	26	29

CAPITAL (in millions, except per share amounts)
Average Wilmington Trust stockholders’ equity	$1,418.5	$1,584.5	$1,420.8	$1,331.0	$1,322.2	(10.5)	7.3
Total risk-weighted assets	9,273.6	9,872.5	10,281.7	10,959.4	10,956.6	(6.1)	(15.4)
Tier 1 capital	848.7	1,217.1	1,326.0	1,080.1	1,090.4	(30.3)	(22.2)
Per share:
Book value[1]	8.13	12.20	13.49	14.17	14.29	(33.4)	(43.1)
Tangible book value[1]	3.84	7.92	9.17	8.36	8.45	(51.5)	(54.6)
Quarterly dividends declared per common share	0.01	0.01	0.01	0.01	0.01	—	—
Year-to-date dividends declared per common share	0.03	0.02	0.01	0.365	0.355
Average stockholders’ equity to assets[1]	10.38%	11.99%	9.94%	9.23%	9.13%
Total risk-based capital ratio	13.69	16.65	17.58	14.31	14.40
Tier 1 risk-based capital ratio	9.15	12.33	12.90	9.86	9.95
Tier 1 leverage capital ratio	8.19	11.80	12.25	10.10	10.21
Tangible common equity to tangible assets ratio[1]	3.51	7.25	8.18	5.42	5.60
Tier 1 common capital ratio	5.65	9.05	9.75	6.90	7.00

INVESTMENT SECURITIES PORTFOLIO
Average life (in years)	6.28	6.12	6.94	6.23	9.21
Average duration	(3.71)	(0.75)	(2.11)	(0.49)	(0.25)
Percentage invested in fixed rate instruments	84%	84%	83%	84%	64%

FUNDING (on average)
Percentage from core deposits	83%	83%	82%	77%	76%
Percentage from national funding	14	12	14	14	11
Percentage from short-term borrowings	3	5	4	9	13
ASSET — LIABILITY MATCHING
As a percentage of total balances at period-end:
Loans outstanding with floating rates	79%	79%	79%	79%	78%
Commercial loans with floating rates	90	90	91	90	90
Commercial loans tied to a prime rate	46	51	51	53	53
Commercial loans tied to the 30-day LIBOR	39	40	40	39	40

National CDs and short-term borrowings maturing in 90 days or less	28%	69%	52%	91%	77%

FULL-TIME EQUIVALENT HEADCOUNT
Full-time equivalent headcount	2,796	2,795	2,821	2,898	2,902

[1]	Does not include preferred stock and noncontrolling interest.